AGREEMENT

Agreement  made  this 22 day of October,  1999  by  and between Aryeh Trading, a
                      --        -------
New York corporation herein referred to as "Aryeh" and TrimFast Group, inc., a Nevada corporation, hereinafter referred to as "TGI".

WHERAS, "Aryeh" is in the business of investments and is interested in investing it's funds in "TGI"; and

WHEREAS, "TGI" is a publicly traded company interested in securing investors in its shares both by public sales and private sales and purchases; and

WHEREAS, the parties have jointly agreed to enter into this AGREEMENT for their mutual benefit.


NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, IT IS MUTUALLY AGREED AS FOLLOWS:


General  Terms:
---------------
Agreement and the accompanying agreements referred to herein constitute the entire understanding between parties with respect to the subjects hereof and thereof, and supersedes and replace all prior understandings, writings and discussions between the parties and, whereas Aryeh Trading has purchased 155,000 shares of 144 shares of TrimFast Group, Inc. at a conversion rate of $4.00 per share., TrimFast Group shall purchase said 155,000 shares from Aryeh Trading at a price of $8.25 per share (for a total price of $1,228,750) as follows:
TrimFast Group shall pay Aryeh trading $750,000 on or before November 20, 1999 and $478,750 on or before December 15, 1999. In the event TrimFast Group, Inc. does not purchase all of said 155,000 shares from Aryeh Trading on or before December 15, 1999, for each two week period after December 25, 1999 the purchase price for any shares not yet purchased shall increase by $0.25 per share and TrimFast Group agrees to purchase from Aryeh Trading all shares not yet purchased at a price equal to said increased purchase price.

This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by the parties, or, in the case of a waiver by the party waiving compliance. The failure of either party at any time or times to require performances of any provision hereof shall not effect the right at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as further or continuing waiver of such condition or term or of any other condition or term.

The captions in the this Agreement are included for convenience only, and shall have no effect upon the interpretation of any provision.


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The  parties  shall  each  bear their own legal and other expenses in connection with  the  Agreement  and  the  transactions  contemplated  hereby.

The parties mutually acknowledge and agree that in the event by either party under this AGREEMENT the injury to the aggravated party will be irreparable and damages will be inadequate and that in addition to any other remedy provided by law, the aggravated party shall, at its option, be entitled to specific performance of all covenants provided in this AGREEMENT.

Any controversy or claim arising out of or relating to this Agreement or the breech thereof shall be settled by arbitration in Tampa, Florida in accordance with the commercial arbitration rules of the American Arbitration Association, and judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

This Agreement shall be governed and interpreted in accordance with the laws of the State of Florida.

Any notice or other communication required or permitted hereunder shall be in writing and shall be considered duly given delivered by hand or air courier as follows:

If  to  Aryeh:
Aryeh  Trading
551  5th  Avenue  #  1425
New  York,  NY  10176

If  to  TGI:
TrimFast  Group,  Inc.
777  S.  Harbour  Island  Blvd.
Suite;  780
Tampa,  FL  33602

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and caused the AGREEMENT to be executed the day and year first above written.

Attest:                                   Aryeh  Trading


                                                /s/  Moisha  Bodner
-----------------------                         -------------------
By:                                             By:  Moisha  Bodner,  President

Attest:                                         TrimFast  Group  Inc.


/s/  Gregg  Vosler                              /s/  Mike  J.  Muzio
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By:  Gregg  Vosler,  Secretary                  By:  Mike  J. Muzio, President


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